UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) March 8, 2021 (March 2, 2021)

PLURALSIGHT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38498	82-3605465
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

42 Future Way

Draper, Utah 84020

(Address of principal executive offices)

(801) 784-9007

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001, par value per share	PS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated Merger Agreement

On March 7, 2021, Pluralsight, Inc., a Delaware corporation (“Pluralsight” or the “Company”), entered into an Amended and Restated Agreement and Plan of Merger (the “Amended and Restated Merger Agreement”) with Pluralsight Holdings, LLC, a Delaware limited liability company and subsidiary of the Company (“Pluralsight Holdings” and, together with Pluralsight, the “Pluralsight Parties”), Lake Holdings, LP, a Delaware limited partnership (“Parent I”), Lake Guarantor, LLC, a Delaware limited liability company (“Parent II” and together with Parent I, the “Parent Entities”), Lake Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of Parent I (“Merger Sub I”), and Lake Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent II (“Merger Sub II” and together with Merger Sub I, the “Merger Subs” and, together with the Parent Entities, the “Buyer Parties”). The Parent Entities and the Merger Subs are affiliates of Vista Equity Partners Fund VII, L.P., a Cayman Islands exempted limited partnership (“Vista Fund VII”). The Amended and Restated Merger Agreement amends and restates the Agreement and Plan of Merger (the “Original Agreement”), dated as of December 11, 2020 between the Pluralsight Parties and the Buyer Parties. Capitalized terms used herein but not otherwise defined have the meaning set forth in the Amended and Restated Merger Agreement.

The Amended and Restated Merger Agreement provides that, upon the terms and subject to the conditions thereof, as promptly as practicable (but in no event more than three business days following the date of the Amended and Restated Merger Agreement), Merger Sub I will commence a tender offer (the “Offer”) to purchase (i) all of the outstanding shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Company Common Stock”), at a price per share of $22.50, net to the seller in cash, without interest (the “Class A Offer Price”), (ii) all of the outstanding shares of the Company’s Class B Common Stock, par value $0.0001 per share (the “Class B Shares”), at a price per share of $0.0001, net to the seller in cash, without interest; and (iii) all of the outstanding shares of the Company’s Class C Common Stock, par value $0.0001 per share (the “Class C Shares”)” and together with the Company Common Stock and the Class C Shares, the “Company Capital Stock”), at a price per share of $0.0001, net to the seller in cash, without interest. Holders of common units of Pluralsight Holdings (the “Holdings Units”) will have the right to participate in the Offer by redeeming their Holdings Units for shares of Company Common Stock, in accordance with the limited liability company agreement of Holdings (as amended, the “Holdings LLCA”), and the tender of the shares of Company Common Stock issuable upon such redemption into the Offer.

The Amended and Restated Merger Agreement further provides that, as promptly as practicable following the completion of the Offer, upon the terms and subject to the conditions of the Amended and Restated Merger Agreement, Merger Sub I will be merged with and into the Company (the “Company Merger”), with Pluralsight continuing as the surviving corporation in the Company Merger, and Merger Sub II will be merged with and into Pluralsight Holdings (the “Holdings Merger”) and together with the Company Merger, the “Mergers”), with Pluralsight Holdings continuing as the surviving entity in the Holdings Merger. The Amended and Restated Merger Agreement contemplates that the Company Merger will be effected pursuant to Section 251(h) of the Delaware General Corporation Law (the “DGCL”), which permits completion of the Company Merger without a vote of the holders of shares of Company Capital Stock if the Offer is consummated in accordance with the terms of the Amended and Restated Merger Agreement (including the satisfaction of certain conditions related to minimum participation by the holders of shares of Company Capital Stock in the Offer, as described below and more specifically set forth in the definition of “Minimum Condition” set forth on Annex I to the Amended and Restated Merger Agreement).

At the effective times of the Mergers:

(i)

each share of Company Common Stock outstanding as of immediately prior to the effective time of the Company Merger (except as otherwise provided in the Amended and Restated Merger Agreement) will be cancelled and automatically converted into the right to receive cash in an amount equal to the Class A Offer Price, without interest; and

(ii)

each Holdings Unit outstanding as of immediately prior to the effective time of the Holdings Merger (except as otherwise provided in the Amended and Restated Merger Agreement) will be cancelled and automatically converted into the right to receive cash in an amount equal to the Class A Offer Price, without interest.

In addition, at the effective times of the Mergers, each Class B Share and Class C Share corresponding to each Holdings Unit outstanding as of immediately prior to the effective time of the Company Merger (except as otherwise provided in the Amended and Restated Merger Agreement) will be cancelled and automatically converted into the right to receive cash in an amount equal to $0.0001, without interest, as provided in the amended and restated certificate of incorporation of Pluralsight.

The Amended and Restated Merger Agreement also provides that, at the effective times of the Company Merger or Holdings Merger, as applicable:

(i)

each Vested Company Option, Vested Company RSU, Vested Company PSU, Vested Holdings Incentive Unit and Vested Holdings RSU (the “Vested Awards”) will be cancelled and automatically converted into the right to receive an amount in cash equal to the product of (1) the aggregate number of shares of Company Common Stock or Holdings Units subject to such Vested Award, multiplied by (2) $22.50 (or, for each Vested Company Option, the excess, if any, of such amount over such Vested Company Option’s per share exercise price), without interest thereon, subject to any required withholding of taxes; and

(ii)

each Unvested Company Option, Unvested Company RSU, Unvested Company PSU, Unvested Holdings Incentive Unit and Unvested Holdings RSU (the “Unvested Awards”) will be cancelled and replaced with a right to receive an amount in cash, without interest, equal to the product of (1) the aggregate number of shares of Company Common Stock or Holdings Units subject to such Unvested Award (or, for each Unvested Company PSU, the total number of shares of Company Common Stock that would be issued to the holder of such Unvested Company PSU pursuant to the terms of the applicable Unvested Company PSU agreement based on actual performance of the performance objectives if the applicable performance period has been completed as of the Closing Date) multiplied by (2) $22.50 (or, for each Unvested Company Option, the excess, if any, of such amount over such Unvested Company Option’s per share exercise price), without interest thereon, subject to any required withholding of taxes (the “Cash Replacement Amounts”), which Cash Replacement Amounts will, subject to the holder’s continued service with Pluralsight, vest and be payable at the same time as the Unvested Award for which such Cash Replacement Amounts were exchanged would have vested pursuant to its terms, with all Cash Replacement Amounts having the same terms and conditions (including, with respect to vesting) as applied to the Unvested Awards for which they were exchanged.

Also on March 7, 2021, in connection with the execution of the Amended and Restated Merger Agreement, Vista Fund VII delivered to the Parent Entities an Amended and Restated Equity Commitment Letter pursuant to which Vista Fund VII has committed to invest in the Parent Entities, directly or indirectly, the cash amounts set forth therein for the purpose of funding up to the full amount of the aggregate consideration payable, subject to the terms and conditions set forth therein. The Company is a third party beneficiary of the Amended and Restated Equity Commitment Letter and is entitled to enforce the investment commitment, on the terms and subject to the conditions set forth therein.

Merger Sub I’s obligation to accept and pay for shares of Company Capital Stock that are tendered in the Offer is subject to certain conditions set forth in the Amended and Restated Merger Agreement, including, but not limited to: (i) that, prior to the Expiration Time, the number of shares of Company Capital Stock validly tendered (within the meaning of Section 251(h) of the DGCL) and not validly withdrawn, together with any shares of Company Capital Stock beneficially owned by Parent I or any wholly owned subsidiary of Parent I, equals at least one vote more than 50% of the aggregate voting power of all issued and outstanding shares of Company Common Stock, Class B Shares and Class C Shares, as of the Expiration Time, subject to certain exclusions contained in the Amended and Restated Merger Agreement; (ii) that the number of shares of Company Common Stock and Class B Shares validly tendered and not validly withdrawn pursuant to the Offer equals at least one share more than 50% of all issued and outstanding shares of Company Common Stock and Class B Shares as of the Expiration Time excluding (for purposes of both the numerator and denominator of such calculation) any shares of Company Common Stock and Class B Shares known by certain executive officers of Pluralsight to be held by (A) any party to the TRA (as defined below) that is receiving benefits under the TRA in connection with the transactions contemplated by the Amended and Restated Merger Agreement (excluding any party to the TRA that has waived or otherwise forfeited all of its rights to receive such benefits in connection with those transactions), (B) any “officer” of the Company within the meaning of Rule 16a-1(f) of the Exchange Act and (C) any other Pluralsight stockholder known by the certain of executive officers of Pluralsight to be an Affiliate or immediate family member of any of the foregoing, and subject to certain other exclusions contained in the Amended and Restated Merger Agreement; and (iii) the absence of any law or order restraining, enjoining or otherwise prohibiting the Offer or the Mergers.

The Pluralsight Parties have also made customary representations and warranties in the Amended and Restated Merger Agreement and have agreed to customary covenants regarding the operation of the business of the Pluralsight Parties and their subsidiaries prior to the consummation of the Mergers. The Pluralsight Parties will be subject to customary “no-shop” restrictions on their ability to solicit alternative acquisition proposals from third parties and to provide information to, and participate in discussions and engage in negotiations with, third parties regarding any alternative acquisition proposals, subject to a customary “fiduciary out” provision that allows Pluralsight, under certain specified circumstances and subject to other terms and conditions in the Amended and Restated Merger Agreement, to provide information to, and participate in discussions and engage in negotiations with, third parties with respect to an alternative acquisition proposal if the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that such alternative acquisition proposal constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal, and the failure to take such actions would be inconsistent with the directors’ fiduciary duties pursuant to applicable law.

The Amended and Restated Merger Agreement contains certain termination rights for the Pluralsight Parties and the Parent Entities. Upon termination of the Amended and Restated Merger Agreement under specified circumstances, including Pluralsight terminating the Amended and Restated Merger Agreement to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal or due to the Company Board’s withdrawal of its recommendation to stockholders accept the

Offer and tender their shares of Company Capital Stock to Merger Sub I pursuant to the Offer, in each case pursuant to and in accordance with the “fiduciary out” provisions of the Amended and Restated Merger Agreement, the Company will be required to pay the Parent Entities a termination fee of $104,600,000. This termination fee will also be payable by the Pluralsight Parties if the Amended and Restated Merger Agreement is terminated under certain circumstances and prior to such termination, an Acquisition Proposal for an Acquisition Transaction is publicly announced or disclosed and the Company completes any Acquisition Transaction or enters into an agreement for any Acquisition Transaction (that is eventually consummated) within one year of the termination. In addition to the foregoing termination rights, and subject to certain limitations, the Company or Parent I may terminate the Amended and Restated Merger Agreement if the Offer is not consummated by July 12, 2021.

The Amended and Restated Merger Agreement also provides that the Pluralsight Parties, on one hand, or the Buyer Parties, on the other hand, may specifically enforce the obligations under the Amended and Restated Merger Agreement, including the obligation to consummate the Offer and the Mergers if the conditions set forth in the Amended and Restated Merger Agreement are satisfied. The Buyer Parties’ liability for monetary damages for breaches of the Amended and Restated Merger Agreement are capped at $209,200,000, and the Pluralsight Parties’ liability for monetary damages for breaches of the Amended and Restated Merger Agreement are capped at $104,600,000.

The foregoing description of the Amended and Restated Merger Agreement and the transactions contemplated thereby does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Amended and Restated Merger Agreement, which is attached as Exhibit 2.1 and is incorporated herein by reference. The Amended and Restated Merger Agreement contains representations and warranties by each of the Parent Entities, the Merger Subs and the Company. These representations and warranties were made solely for the benefit of the parties to the Amended and Restated Merger Agreement and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified in the Amended and Restated Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the Amended and Restated Merger Agreement;

•	may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws; and

•	were made only as of the date or dates as may be specified in the Amended and Restated Merger Agreement.

Tender and Support Agreements

Also on March 7, 2021, in connection with the execution of the Amended and Restated Merger Agreement, the Pluralsight Parties and the Parent Entities entered into tender and support agreements (the “Tender Agreements”) with the directors of Pluralsight that are parties, in their individual capacities, to Pluralsight’s Tax Receivable Agreement, dated as of May 16, 2018 (the “TRA”) and certain of their affiliates (the “Tender Agreement Parties”). Under the Tender Agreements, each Tender Agreement Party has agreed to redeem its Holdings Units for shares of Company Common Stock in accordance with the Holdings LLCA and exercise its Vested Company Options prior to the expiration of the Offer, and to validly tender in the Offer all of such Tender Agreement Party’s shares of Company Common Stock (including shares issuable with respect to the redemption of its Holdings Units and the exercise of its Vested Company Options).

Under the Tender Agreements, the Tender Agreement Parties have each agreed to waive their rights and benefits under the TRA, including their right to receive any payments in connection with the consummation of the transactions contemplated by the Amended and Restated Merger Agreement under the TRA and Amendment No. 1 to the Tax Receivable Agreement, dated as of December 11, 2020 (the “TRA Amendment”), entered into in connection with the execution of the Original Merger Agreement. The waiver is conditioned upon the consummation of the Offer or, if Pluralsight terminates the Amended and Restated Merger Agreement to enter into an Alternative Acquisition Agreement pursuant to and in accordance with the “fiduciary out” provisions of the Amended and Restated Merger Agreement (or terminates such Alternative Acquisition Agreement to enter into an alternative Alternative Acquisition Agreement, in one or more iterations) that has been approved and recommended by the Company Board, the consummation of the Acquisition Transaction to be effected pursuant to such Alternative Acquisition Agreement then in effect. Except for the waivers by the Tender Agreement Parties of their rights and benefits, the TRA and the TRA Amendment will continue to be effective in accordance with their terms.

Under the Tender Agreements, the Tender Agreement Parties have also agreed to vote their shares of Company Common Stock in favor of any proposal recommended by the Company Board that is intended to facilitate the consummation of the transactions contemplated by the Amended and Restated Merger Agreement. In addition, if Pluralsight terminates the Amended and Restated Merger Agreement to enter into an Alternative Acquisition Agreement pursuant to and in accordance with the “fiduciary out” provisions of the Amended and Restated Merger Agreement (or terminates such Alternative Acquisition Agreement to enter into an alternative Alternative Acquisition Agreement, in one or more iterations) that has been approved and recommended by the Company Board, the Tender Agreement Parties have also agreed under the Tender Agreements to vote in favor of the Acquisition Transaction to be effected pursuant to such Alternative Acquisition Agreement then in effect. The Tender Agreements also contain restrictions on transfer of shares of Company Capital Stock, Holdings Units and other equity interests of the Pluralsight Parties held by the Tender Agreement Parties, subject to certain exceptions.

The foregoing description of the Tender Agreements with the Tender Agreement Parties and the transactions contemplated thereby does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Tender Agreements, a form of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Also on March 7, 2021, in connection with the execution of the Amended and Restated Merger Agreement, the Pluralsight Parties and the Parent Entities entered into tender and support agreements with certain affiliates of Insight Venture Management that hold shares of Company Common Stock (the “Insight Parties”), pursuant to which each Insight Party has agreed to validly tender in the Offer all of such Insight Party’s shares of Company Common Stock.

The foregoing description of the Tender Agreements with the Insight Parties and the transactions contemplated thereby does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Tender Agreements, a form of which is attached as Exhibit 10.2 and is incorporated herein by reference.

Amendment to Fourth Amended and Restated Limited Liability Company Agreement of Holdings

Also on March 7, 2021, certain Pluralsight and certain other members of Holdings entered into an amendment to the Holdings LLCA (the “Limited Liability Company Amendment”) to make certain modifications to the terms of the Holdings LLCA to facilitate the participation by the holders of the Holdings Unit in a tender offer.

The foregoing description of the Limited Liability Company Agreement Amendment does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Limited Liability Company Agreement Amendment, a form of which is attached as Exhibit 10.3 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

A special meeting (the “Special Meeting”) of the stockholders of Pluralsight was convened at 10:30 a.m., local time, on March 2, 2021. The only matter submitted to Pluralsight’s stockholders at the Special Meeting was a proposal to adjourn the Special Meeting. The adjournment proposal is described in more detail in the definitive proxy statement filed with the Securities and Exchange Commission by Pluralsight on January 29, 2021.

The vote with respect to the adjournment proposal is as follows.

	For	Against	Abstain
To approve the adjournment of the Special Meeting from time to time, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Original Agreement	164,864,191	52,235,763	971,916

Based on the votes set forth above, Pluralsight stockholders approved the adjournment proposal.

Item 8.01. Other Events.

On March 8, 2021, the Company and the Parent Entities issued a joint press release announcing the entry into the Amended and Restated Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On March 7, 2021, the Company Board resolved to cancel the Special Meeting scheduled to be held on March 9, 2021.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated as of March 7, 2021, by and among Lake Holdings, LP, Lake Guarantor, LLC, Lake Merger Sub I, Inc., Lake Merger Sub II, LLC, Pluralsight, Inc. and Pluralsight Holdings, LLC.

10.1	Form of Tender and Support Agreement, dated as of March 7, 2021, by and among Pluralsight, Inc., Lake Holdings, LP, Lake Guarantor, LLC and the other parties thereto.

10.2	Form of Tender and Support Agreement, dated as of March 7, 2021, by and among Pluralsight, Inc., Lake Holdings, LP, Lake Guarantor, LLC and the other parties thereto.

10.3	Form of Amendment to Fourth Amended and Restated Limited Liability Company Agreement, dated as of March 7, 2021, by and among Pluralsight, Inc., Pluralsight Holdings, LLC and the other parties thereto.

99.1	Press Release, dated as of March 8, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pluralsight, Inc.

Date: March 8, 2021	/s/ Matthew Forkner
Matthew Forkner
Chief Legal Officer & Corporate Secretary